NEWS RELEASE

CONTACT:
CONMED Corporation
Luke A. Pomilio
Chief Financial Officer
315-624-3202
LukePomilio@conmed.com

CONMED Corporation Announces First Quarter 2017 Financial Results

Utica, New York, April 26, 2017 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights

•	Sales of $186.6 million increased 3.0% as reported compared to the first quarter of 2016. On a constant currency basis, sales increased 3.7%.
•	International revenue grew 2.4% as reported and 3.9% in constant currency, driven by continued growth in General Surgery and Orthopedics.
•	Domestic General Surgery sales grew 9.5%, contributing to 3.5% overall domestic revenue growth.
•	Diluted net loss per share (GAAP) was $0.16, compared to diluted net loss per share (GAAP) of $0.08 in the first quarter of 2016.
•	Adjusted diluted net earnings per share(1) were $0.38 versus $0.42 in the prior-year period.

“We are encouraged by our first quarter results, which exhibited continued strength across our key international markets, as well as solid performance within our U.S. General Surgery business. While our domestic Orthopedics business remains a challenge, the first quarter represents improved sequential performance, and we remain focused on returning this business to positive growth,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer.

Sales Analysis

For the quarter ended March 31, 2017, domestic sales, which represented 53.3% of total revenue, increased 3.5%, as year-over-year growth of 9.5% in General Surgery was partially offset by a decline of 3.7% in Orthopedics. International sales, which represented 46.7% of total revenue, increased 2.4% compared to the first quarter of 2016 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $1.3 million on first quarter sales. In constant currency, international sales increased 3.9% versus the prior-year period.

Earnings Analysis

For the quarter ended March 31, 2017, reported net loss totaled $4.5 million, compared to a reported net loss of $2.3 million a year ago. Reported diluted net loss per share was $0.16 in the quarter, compared to a reported diluted net loss per share of $0.08 in the prior-year period. Reported net loss for 2017 includes litigation, business acquisition, and restructuring costs, and reported net loss for 2016 includes business acquisition, restructuring, and debt refinancing costs. The increase in reported net loss resulted primarily from the $12.2 million Lexion case jury verdict against the Company in 2017, which was partially offset by lower acquisition related costs when compared to the prior period. The effect of each of these items on reported net loss and reported diluted net loss per share appears in the reconciliation of GAAP to non-GAAP measures below.

The Company excludes the after-tax costs of special items including litigation, acquisitions, restructurings, gains on the sale of assets, debt refinancings, as well as amortization of intangible assets, net of tax, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net earnings(2) of $10.6 million decreased 8.7% year over year and adjusted diluted net earnings per share(1) of $0.38 decreased 9.5% year over year. The decrease in adjusted net earnings resulted primarily from the unfavorable impact of foreign exchange rates, partially offset by higher sales growth.

2017 Outlook

There is no change to CONMED’s previously issued financial guidance. The Company continues to expect 2017 constant currency sales growth in the range of 1% to 3%. Based on exchange rates as of April 21, 2017, the negative impact to 2017 sales from foreign exchange is still anticipated to be approximately 0.5%.

In addition, the Company continues to expect adjusted diluted net earnings per share in the range of $1.85 to $1.95, which includes an estimated negative impact from foreign exchange based on exchange rates as of April 21, 2017. The adjusted diluted net earnings per share estimates for 2017 exclude the cost of special items including acquisition costs, litigation costs, and restructuring costs, which are now estimated in the range of $16.5 to $18.5 million, net of tax, and amortization of intangible assets, which are still estimated in the range of $12 to $14 million, net of tax.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net loss per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(2) A reconciliation of reported net loss to adjusted net earnings, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its first quarter 2017 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and enter the passcode 4521460.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's web site at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, April 26, 2017, until 7:30 p.m. ET on Wednesday, May 10, 2017. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 4521460.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. CONMED has a direct selling presence in 17 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,300 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted income tax expense; adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings.  These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, income tax expense, effective income tax rate, net earnings (loss) and diluted net earnings (loss) per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Loss

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,

	2017	2016

Net sales	$186,567	$181,201
Cost of sales	86,682	83,461
Gross profit	99,885	97,740
% of sales	53.5%	53.9%
Selling and administrative expense	94,761	85,943
Research & development expense	7,618	8,258
Income (loss) from operations	(2,494)	3,539
% of sales	-1.3%	2.0%
Other expense	—	2,942
Interest expense	4,119	3,830
Loss before income taxes	(6,613)	(3,233)
Benefit from income taxes	(2,068)	(968)
Net loss	$(4,545)	$(2,265)

Basic EPS	$(0.16)	$(0.08)
Diluted EPS	(0.16)	(0.08)

Basic shares	27,867	27,721
Diluted shares	27,867	27,721

Consolidated Condensed Balance Sheets
(in thousands, unaudited)

	March	December
	2017	2016
Assets:
Cash and cash equivalents	$34,660	$27,428
Accounts receivable, net	139,855	148,244
Inventories	140,083	135,869
Other current assets	18,905	18,971
Total Current Assets	333,503	330,512
Property, plant and equipment, net	119,742	122,029
Goodwill	398,154	397,664
Other intangible assets, net	414,766	419,549
Other assets	61,860	59,229
Total Assets	$1,328,025	$1,328,983

Liabilities and Shareholders' Equity:
Current liabilities	$125,445	$113,952
Long-term debt, excluding current maturities	487,045	488,288
Other liabilities	140,013	146,167
Shareholders' equity	575,522	580,576
Total Liabilities and Shareholders' Equity	$1,328,025	$1,328,983

Consolidated Condensed Statements of Cash Flows

Three Months Ended March 31, 2017 and 2016

(in thousands, unaudited)

	2017	2016
Operating Activities
Net loss	$(4,545)	$(2,265)
Depreciation and amortization	13,924	13,258
Stock-based compensation expense	1,955	2,489
Deferred income taxes	(4,266)	(2,942)
Changes in operating assets and liabilities and other, net	8,230	(27,098)
Net cash provided by (used in) operating activities	15,298	(16,558)

Investing Activities
Payments related to business acquisitions	—	(256,424)
Purchases of property, plant and equipment	(2,584)	(2,789)
Net cash used in investing activities	(2,584)	(259,213)

Financing Activities
Payments on term loan	(2,188)	(2,188)
Proceeds from term loan	—	175,000
Proceeds from revolving line of credit	38,000	137,000
Payments on revolving line of credit	(36,000)	(58,995)
Payments related to debt issue costs	—	(5,556)
Payment related to distribution agreement	—	(16,667)
Dividend payments on common stock	(5,566)	(5,542)
Other, net	(512)	(612)
Net cash provided by (used in) financing activities	(6,266)	222,440

Effect of exchange rate changes on cash and cash equivalents	784	721
Net increase (decrease) in cash and cash equivalents	7,232	(52,610)
Cash and cash equivalents at beginning of period	27,428	72,504
Cash and cash equivalents at end of period	$34,660	$19,894

Sales Summary

(in millions, unaudited)

	Three Months Ended March 31,
			% Change
					Domestic	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$103.8	$105.3	-1.4%	-0.7%	-3.7%	0.2%	1.5%
General Surgery	82.8	75.9	9.1%	9.7%	9.5%	8.0%	10.1%
	$186.6	$181.2	3.0%	3.7%	3.5%	2.4%	3.9%

Single-use Products	$149.8	$144.9	3.3%	4.0%	3.6%	3.0%	4.5%
Capital Products	36.8	36.3	1.5%	2.4%	2.9%	0.1%	1.9%
	$186.6	$181.2	3.0%	3.7%	3.5%	2.4%	3.9%

Domestic	$99.4	$96.1	3.5%	3.5%
International	87.2	85.1	2.4%	3.9%
	$186.6	$181.2	3.0%	3.7%

Reconciliation of Reported Net Loss to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31, 2017
	Gross Profit	Selling & Administrative Expense	Operating Income (Loss)	Other Expense	Tax Expense (Benefit)	Effective Tax Rate	Net Income (Loss)	Diluted EPS
As reported	$99,885	$94,761	$(2,494)	$—	$(2,068)	31.3%	$(4,545)	$(0.16)
% of sales	53.5%	50.8%	-1.3%
Restructuring costs (1)	1,169	(1,322)	2,491	—	782		1,709	0.06
Business acquisition costs (2)	—	(1,488)	1,488	—	467		1,021	0.04
Patent settlement costs and other(3)	—	(1,048)	1,048	—	329		719	0.02
SurgiQuest litigation verdict (4)	—	(12,200)	12,200	—	3,831		8,369	0.30
	$101,054	$78,703	$14,733	$—	$3,341	31.5%	$7,273	$0.26
% of sales	54.2%	42.2%	7.9%
Amortization of intangible assets	$1,500	$(3,650)	$5,150	$—	$1,821		3,329	0.12
Adjusted earnings							$10,602	$0.38

	Three Months Ended March 31, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense (Benefit)	Effective Tax Rate	Net Income (Loss)	Diluted EPS
As reported	$97,740	$85,943	$3,539	$2,942	$(968)	29.9%	$(2,265)	$(0.08)
% of sales	53.9%	47.4%	2.0%
Restructuring costs (1)	864	(2,791)	3,655	—	1,156		2,499	0.09
Business acquisition costs (2)	—	(9,045)	9,045	—	2,872		6,173	0.22
Debt refinancing costs (5)	—	—	—	(2,942)	930		2,012	0.07
	$98,604	$74,107	$16,239	$—	$3,990	32.2%	$8,419	$0.30
% of sales	54.4%	40.9%	9.0%
Amortization of intangible assets	$1,500	$(3,496)	$4,996	$—	$1,799		3,197	0.12
Adjusted earnings							$11,616	$0.42

(1) In 2017 and 2016, the Company restructured certain operations, sales, marketing and administrative functions and incurred severance and other related costs.

(2) In 2017 and 2016, the Company incurred investment banking fees, consulting fees, legal fees, and integration related costs associated with the acquisition of SurgiQuest, Inc.

(3) In 2017, the Company incurred patent settlement costs and other legal related fees.

(4) In 2017, the Company incurred litigation fees as a result of the unfavorable verdict in the Lexion vs. SurgiQuest, Inc. case.

(5) In 2016, in conjunction with the acquisition of SurgiQuest, Inc., the Company refinanced its existing credit facility and incurred one-time fees associated with a back stop arrangement, as well as costs associated with the early extinguishment of debt.

Reconciliation of Reported Net Loss to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	2017	2016
Net loss	$(4,545)	$(2,265)
Benefit from income taxes	(2,068)	(968)
Interest expense	4,119	3,830
Depreciation	4,866	4,986
Amortization	8,798	8,012
EBITDA	$11,170	$13,595

Stock based compensation	1,955	1,769
Restructuring costs	2,491	3,655
Business acquisition costs	1,488	9,045
Patent settlement costs and other	1,048	—
SurgiQuest litigation verdict	12,200	—
Debt refinancing costs	—	2,942
Adjusted EBITDA	$30,352	$31,006

EBITDA Margin
EBITDA	6.0%	7.5%
Adjusted EBITDA	16.3%	17.1%